Exhibit 23.5

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Hecla Mining Company of our report dated March 14, 2018, relating to the consolidated financial statements of Klondex Mines Ltd., which appears in the Current Report on Form 8-K of Hecla Mining Company filed on July 24, 2018.

/s/ PricewaterhouseCoopers LLP

Vancouver, British Columbia

Canada

June 3, 2019